Exhibit 10.42

Final Execution Copy

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Collaboration and Supply Agreement

between

Marinus Pharmaceuticals, Inc.

and

Tenacia Biotechnology (Shanghai) Co., Ltd.

Collaboration and Supply Agreement

This COLLABORATION AND SUPPLY AGREEMENT is made and entered into as of November 16, 2022 (“Effective Date”) between Marinus Pharmaceuticals, Inc. (“Marinus”), a Delaware corporation with principal offices at 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087 USA, and Tenacia Biotechnology (Shanghai) Co., Ltd. (“Company”), a company organized and existing under the laws of PRC, located at Room 368, Part 302, 211 North Fute Road, China (Shanghai) Pilot Free Trade Zone.  Marinus and Company may be referred herein individually as a “Party” or collectively as the “Parties.”

Introduction

WHEREAS, Marinus and Company desire to enter into a collaborative relationship to develop and commercialize certain Marinus proprietary formulations of ganaxolone (as defined below) in the Territory in the Field (both as defined below);

WHEREAS, Marinus Controls (defined below) certain intellectual property, including Patents (defined below), related to Licensed Products, and has the right to grant certain rights thereunder as set forth herein;

WHEREAS, Company has certain expertise in the development, registration and commercialization of pharmaceutical products in the Territory, and wishes to obtain exclusive rights to develop, market, distribute and sell Licensed Products in the Territory; and

WHEREAS, Marinus wishes to convey such rights to Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the Parties to this Agreement mutually agree as follows:

Article I
Definitions

For purposes of this Agreement, the following initially capitalized terms in this Agreement, whether used in the singular or plural, shall have the following meanings:

1.1	“Affiliate” shall mean any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a specified person or entity (Marinus or Company). “Control” as used in this definition shall mean (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

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1.2	“Agreement” shall mean this Agreement together with all exhibits, schedules, and appendices attached to this Agreement, all as respectively amended, modified or supplemented by the Parties in accordance with the terms of this Agreement.
1.3	“Business Day” shall mean any day on which banking institutions in Beijing, PRC, and Philadelphia, Pennsylvania, the USA, are open for business.
1.4	“Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provide that the final Calendar Quarter shall end on the last day of the term of this Agreement.
1.5	“Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided that, the final Calendar Year shall end on the last day of the term of this Agreement.
1.6	“China Data Protection Laws” means any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements, replaces, adds to, amends, extends, reconstitutes or consolidates such laws from time to time, including without limitation, the Personal Information Protection Law, the Prescribed Agreement on Cross-border Transfer Data and Guidelines for Cross-Border Data Transfer Security Assessment, in each case as amended, consolidated, re-enacted or replaced from time to time.
1.7	“Clinical Data” means data generated by Company in any Clinical Studies conducted by or on behalf of Company.
1.8	“Clinical Study” means the clinical study of a Licensed Product in human subjects, as applicable, as described in the ICH Harmonised Tripartite Guideline entitled “General Considerations for Clinical Trials,” as amended.
1.9	“Commercialization Plan” means, with respect to a Licensed Product, the written high-level strategic and tactical plans for the commercialization activities (including, without limitation, compassionate and named patient use), inclusive of [***], for such Licensed Product to be conducted in the Territory.
1.10	“Commercially Reasonable Efforts” means, (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, expending (on its own or acting through any of its Affiliates, sublicensees or agents) reasonable, diligent, good faith efforts and resources to accomplish such task or obligation as a similarly situated biopharmaceutical company would normally use to accomplish a similar task or obligation under similar circumstances in accordance with applicable laws; and (b) with respect to a

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Party’s obligations or activities under this Agreement for a Licensed Product, the application of such diligent and good faith efforts and resources, in an active and ongoing program, as are commensurate with those commonly used by a similarly situated biopharmaceutical company for a product at a similar stage in its development or product life cycle and of similar market potential and intellectual property protection as the Product, taking into account all relevant factors, including the competitiveness of the marketplace and the proprietary position, regulatory status, and relative safety and efficacy of such product, and any other relevant scientific, technical, regulatory or commercial factors.
1.11	“Company Clinical Study” means any Clinical Study conducted in the Territory by Company.
1.12	“Company Development Data” means any non-clinical, clinical, CMC, or other data related to Licensed Compounds or Licensed Products generated by or for Company.
1.13	“Company Inventions” means inventions and Improvements discovered, conceived or reduced to practice by or for Company in exercising its rights or performing its obligations under this Agreement or utilizing Marinus Confidential Information and insofar as they relate to a Licensed Product during the term of this Agreement. For clarity, Marinus’ rights, pursuant to this Agreement, to practice Company Inventions shall be limited solely to Licensed Product.
1.14	“Company Patents” means Patents obtained for Company Inventions.
1.15	“Company Technology” means to the extent discovered, conceived or reduced to practice by or for Company in exercising its rights or performing its obligations under this Agreement or utilizing Marinus Confidential Information and any and all information, intellectual property and proprietary material including but not limited to data, technical information, methods of manufacture, processes, techniques, know-how, experience, inventions, discoveries, trade secrets, compositions of matter and methods, whether or not patentable or confidential, and materials, that are either Controlled by Company or any of its Affiliates, insofar as they relate to the structure, composition, formulation, ingredients, preparation, presentation, means of delivery, dosage, packaging or development and use of Licensed Product, or of specific formulations of Licensed Product but excluding Clinical Data. For clarity, Marinus’ rights, pursuant to this Agreement, to practice Company Technology shall be limited to Licensed Product.
1.16	“Confidential Information” of a Party means all know-how, inventions, materials, and other proprietary, scientific, marketing, financial, or commercial information that is: (a) disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing, or in electronic form; or (b) learned by the other Party pursuant to this Agreement. The existence and terms of this Agreement are the Confidential Information of both Parties. All information disclosed by a Party or any of its Affiliates under the Mutual Confidentiality

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Agreement between the Parties dated [***] is deemed the Confidential Information of such Party under this Agreement.
1.17	“Controlled” or “Controls”, when used in reference to intellectual property, means the legal authority or right of a Party hereto (or any of its Affiliates) to grant rights to practice such intellectual property rights to another Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party.
1.18	“Costs of Goods” or “COGS” means [***].
1.19	“Development Plan” means the Territory Development Plan, which shall include, among other things, timelines and responsibilities to be undertaken by each Party for development and registration of a Licensed Product, including but not limited to Clinical Studies, planned to be conducted in the Field throughout the Territory.
1.20	“Dollars” means the lawful currency of the USA.
1.21	“Effective Date” shall have the meaning given to it in the preamble.
1.22	“English Trademarks” shall have the meaning given to it in Section 5.5.
1.23	“FCPA” shall have the meaning given to it in Section 13.7.
1.24	“Field” means application and administration of Licensed Product, for all diagnostic, prophylactic and therapeutic uses in humans in the Initial Indications and any other indications as to which Company exercises its right of first refusal pursuant to Section 2.4 of this Agreement.
1.25	“First Commercial Sale” means the first shipment of a Licensed Product to a Third Party by Company or an Affiliate of Company for monetary value for distribution, use or consumption in the Territory after Regulatory Approval has been granted with respect to such Licensed Product.
1.26	“GAAP” means the generally accepted accounting principles of the U.S., consistently applied.
1.27	“Ganaxolone” means 3-alpha-hydroxy-3-beta-methyl 5-alpha-pregnan-20-one, including any analogues or derivatives thereof, including its salts, or derivatives but not its salts, congeners or other derivatives which involve forming or breaking a covalent bond with or of such compound.
1.28	“Generic Version” of a Licensed Product means any pharmaceutical product (other than a product which was initially sold as a Licensed Product hereunder), approved by a Regulatory Authority, containing Licensed Compound and sold by a Third Party that has

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not obtained the rights to market or sell such product in the Territory from Company, its Affiliates or sublicensees.
1.29	“GCP” means the current good clinical practice regulations promulgated by, as applicable, the ICH, US Food and Drug Administration, and NMPA, as such regulations may be amended.
1.30	“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
1.31	“HKIAC” shall have the meaning given to it in Section 12.3(a).
1.32	“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.
1.33	“ICH” means the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).
1.34	“Improvements” means, (i) in relation to Marinus, any inventions, discoveries, improvements or enhancements relating to Licensed Product, whether patented, patentable or not, conceived or first reduced to practice during the term of this Agreement and any and all intellectual property rights therein and thereto and (ii) in relation to Company, any inventions, discoveries, improvements or enhancements made by or for Company in exercising its rights or performing its obligations under this Agreement or utilizing Marinus Confidential Information relating to Licensed Product, whether patented, patentable or not, conceived or first reduced to practice during the term of this Agreement and any and all intellectual property rights therein and thereto.
1.35	“Initial Indications” means cyclin-dependent kinase-like 5 (CDKL5) deficiency disorder, tuberous sclerosis complex (TSC), established status epilepticus (ESE), refractory status epilepticus (RSE) and status epilepticus (SE).
1.36	“IND” means an investigational new drug application filed with a Regulatory Authority which is required to commence human Clinical Studies in a country or Jurisdiction (such as an application for a Clinical Study authorization in the Territory), and all supplements, amendments and extensions that may be filed with respect to the foregoing.
1.37	“Indemnified Party” shall have the meaning given to it in Section 11.3.
1.38	“Indemnifying Party” shall have the meaning given to it in Section 11.3.
1.39	“Infringement Claim” shall have the meaning given to it in Section 7.2.

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1.40	“JSC” shall have the meaning given to it in Section 3.2.
1.41	“Know-How” means any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, safety information, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, manufacturing process information and data (but only in the event of Product Localization) and development information, results and data.
1.42	“Licensed Compound” shall mean any of (a) Ganaxolone, (b) any next-generation formulation of Ganaxolone or any prodrug of Ganaxolone, (c) any back-up compounds included in the Licensed Program and (d) any solvates, hydrates, stereoisomers, metabolites, isomers, positional isomers, enantiomers, tautomers, polymorphs, salts, esters, analogs or derivatives of any of the compounds described in clauses (a), (b) or (c) above.
1.43	“Licensed Product” shall mean any oral or intravenous (IV) product, dosage or formulation that incorporates or is comprised of a Licensed Compound (alone or with one or more active ingredients) in the Field.
1.44	“Licensed Program” shall mean activities conducted by Marinus for development of Licensed Products. For clarity, such activities with respect to (i) formulations of Ganaxolone in clinical development at the Effective Date of this Agreement, (ii) each next generation formulation, (iii) each prodrug, shall be considered a separate Licensed Program.
1.45	“Local Trademarks” shall have the meaning given to it in Section 5.5.
1.46	“Loss” shall have the meaning given to it in Section 11.1.
1.47	"Mainland China” means People’s Republic of China (or “PRC”), not including the Hong Kong Special Administrative Region, Macau Special Administrative Region, or Taiwan for the purpose of this Agreement.
1.48	“Marinus Clinical Study” shall mean any Clinical Study sponsored by or for the benefit of (a) Marinus, its Affiliates, or (b) any of their respective licensees or sublicensees to the extent that Marinus has rights to the data generated, in each case, (a) or (b), for a Licensed Product (in the Field and outside the Field), including, without limitation, all global Clinical Studies for Licensed Products.
1.49	“Marinus IP” shall mean all Marinus Patents, Marinus Know-How, Marinus Trademarks and Marinus Improvements.

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1.50	“Marinus Know-How” shall mean any and all Know-How that is (a) Controlled by Marinus or its Affiliates as of the Effective Date or thereafter during the term of the Agreement and (b) is necessary or useful to Exploit the Licensed Compounds or Licensed Products in accordance with the terms of this Agreement, or (c) is required in order for Company to fulfill its obligations to Marinus in accordance with the terms of this Agreement. For clarity, the data package and know-how licensed to Marinus by Purdue Neuroscience Company (“Purdue”) pursuant to the Amended and Restated Agreement between Marinus and Purdue effective May 23, 2008, is not included in Marinus Know-How.
1.51	“Marinus Patents” shall mean any and all Patents (a) Controlled by Marinus or its Affiliates as of the Effective Date or thereafter during the term of the Agreement and (b) cover, or are otherwise necessary or useful to Exploit, according to the terms of this Agreement, the Licensed Compounds or Licensed Products, including those Patents listed in Schedule 1.51.
1.52	“Marinus Study Data” shall mean any and all non-clinical, clinical, CMC, or other data related to Licensed Compounds or Licensed Products generated by or for Marinus.
1.53	“Marinus Trademarks” shall mean trademarks, trade names, service marks, slogans and logos developed by or on behalf of or Controlled by Marinus or its Affiliates as of the Effective Date or during the term of the Agreement and used or intended by Marinus to be used in connection with the Licensed Products and all intellectual property rights therein, including those listed in Exhibit A. Marinus Trademarks shall include English Trademarks.
1.54	“NDA” or “New Drug Application” shall mean a new drug application filed with the NMPA or other applicable Regulatory Authorities in the Territory, for the purposes of requesting marketing authorization of the applicable Licensed Product in the Territory.
1.55	“NDA Approval” shall mean all authorizations by the appropriate Regulatory Authorities necessary for commercial sale of a Licensed Product in the Territory including, without limitation and where applicable, approval of labeling, price, reimbursement and manufacturing.
1.56	“Net Sales” shall mean, with respect to any Licensed Product, the gross amounts invoiced by Company, its Affiliates, or sublicensees for sales of such Licensed Product to a Third Party, less the sum of the following items:
(a)	taxes (including sales, excise taxes and custom duties) actually incurred, paid or remitted by the selling party, but not including income taxes;
(b)	refunds, allowances or credit for returns or recalled Licensed Product, including those granted on account of price adjustments, rejected goods, and damaged goods and returns;

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(c)	normal and customary trade, quantity and cash discounts (including early payment discounts) actually allowed;
(d)	costs of transportation, freight, postage and insurance allowances;
(e)	bad debt written off under the applicable accounting standard, with reasonable collection efforts and added back if collected, [***]; and
(f)	rebates actually paid to individuals, group purchasers, or wholesalers, administrative fees in lieu of rebates paid to managed care and similar institutions, chargebacks and retroactive price adjustments.

No deductions shall be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by Company, or its Affiliates and on its or their payroll, or for cost of collections.  A Licensed Product shall be considered “sold” when billed out or invoiced.  Sale or transfer to an Affiliate or sublicensee for re-sale by such Affiliate or sublicensee shall not be considered a sale for the purpose of this provision, but the resale by such Affiliate or sublicensee to a Third Party shall be a sale for such purposes.

No deduction will be made for any item of cost incurred by Company and/or its Affiliates or sublicensees except as permitted pursuant to clauses (a) to (e) above; provided that Licensed Products transferred in connection with Development or testing of a License Product or transferred to a entity in reasonable quantities in connection with Clinical Studies, patient assistance programs, compassionate use,  expanded access programs, named patient sales, indigent programs, or promotional sampling, in each case, will not give rise to Net Sales, further provided that to the extent that Company or its Affiliates or sublicensees invoice amounts or receive payments in connection with compassionate use,  expanded access programs, or named patient sales, the portion of such amounts in excess of Company’s, its Affiliate’s, or sublicensee’s supply price paid for such Licensed Product shall be consider Net Sales.  If a single item falls into more than one of the categories set forth in clauses (a)-(e) above, then such item may not be deducted more than once.

Net Sales will also include and be deemed to have been made with respect to any Licensed Product used by Company or any of its Affiliates, or sublicensees for its own commercial purposes, or transferred to any Third Party for [***]; and Net Sales in all such cases will be deemed to have been made at the prices therefor at which such Licensed Product is [***]. For clarity, in the event a Licensed Product is sold in an arms-length transaction to a governmental agency, a group purchase entity and/or any other entity having the bargaining power to negotiate the purchase price below normal retail price in transactions of lesser volume, Net Sales shall be calculated based on the actual price negotiated and agreed to for such agency and/or entity and not be based on the price charged in other arms-length sales transactions.

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Where a Licensed Product is sold in the form of a combination product containing a Licensed Product that is co-formulated or co-administered with one or more active ingredients that is not a Licensed Compound (such other components, the “Combination Components” and such co-formulated or co-administered combination product, a “Combination Product”), the Net Sales applicable to such Combination Product shall be calculated by multiplying the total Net Sales of such Combination Product by the fraction A/(A+B), where A is the weighted average per unit sale price of the Licensed Product in the same dosage amount or quantities in the applicable jurisdiction during the applicable Calendar Quarter if sold separately, and B is the sum of the weighted average per unit sale price of the Combination Components, in the same dosage amount or quantities in the applicable jurisdiction during the applicable Calendar Quarter if sold separately. If A or B cannot be determined because values for the Licensed Product or Combination Components are not available separately in a particular jurisdiction, then Marinus and Company shall discuss an appropriate allocation for the fair market value of the Licensed Product and Combination Components to mutually determine in good faith Net Sales for the relevant transactions based on an equitable method of determining the same.

1.57	“NMPA” shall mean the National Medical Product Administration, formerly known as the China Food and Drug Administration, and local or provincial counterparts thereto, and any successor agency(ies) or authority thereto having substantially the same function.
1.58	“Patent Challenge” shall have the meaning given to it in Section 10.5.
1.59	“Patents” shall mean patents and patent applications, including improvement patents, continuations, continuations-in-part, divisions, provisionals, substitutions, patents of addition, reissues, reexamination, renewals or extensions thereof (including any supplemental patent certificates) and any confirmation patents or registration patent and all foreign counterparts of any of the forgoing, which are granted by competent authorities with claims generally directed to Licensed Product.
1.60	“Person” shall mean any individual, corporation, company, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
1.61	“Product Localization” shall mean localizing within the Territory particular supply, manufacturing or regulatory activities related to Licensed Product.
1.62	“Rare Epilepsies” shall mean an epilepsy disorder that with a prevalence of less than 1/5,000.
1.63	“Regulatory Approval” means, with respect to a particular regulatory jurisdiction, any approval of a marketing authorization application or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary

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for the development, manufacture, use, storage, import, transport, promotion, marketing, distribution, sale, offer for sale, or other commercialization or exploitation of a pharmaceutical or biologic product in such regulatory jurisdiction, excluding reimbursement approvals.
1.64	“Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the development, manufacture, use, storage, import, transport, promotion, marketing, distribution, sale, offer for sale, or other commercialization or exploitation (including Regulatory Approval, pricing approval and reimbursement approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, including the NMPA, and any corresponding national or regional regulatory authorities.
1.65	“Regulatory Filing” shall mean all applications, submissions, registrations or filings made for and procurement of Regulatory Approval, including but not limited to price reimbursement approval for the marketing and sale of Products from the relevant Regulatory Authorities.
1.66	“Territory” means the following, each a separate “Jurisdiction” for the purposes of this Agreement: Mainland China, the Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan.
1.67	“Territory Development Plan” shall mean the development plan for the Territory attached hereto as Schedule 1.67, as it may be amended from time to time.
1.68	“Third Party” shall mean any Person other than Marinus, Company or their respective Affiliates.
1.69	“Upstream Licenses” means any and all agreements between Marinus or any of its Affiliates, on the one hand, and any Third Party (the “Upstream Licensor”), on the other hand, pursuant to which Marinus has (a) in-licensed any Patent, Know-How, or trademarks owned or Controlled by such Third Party that are included as part of the Marinus IP, or (b) agreed to provisions that would require Company to make any payments (including royalties or as part of COGS) or to undertake or observe any restrictions or obligations with respect to the Exploitation of any Licensed Compound or Licensed Product in the Field.
1.70	“USA” shall mean the United States of America.
1.71	“Valid Claim” shall mean any claim of a pending Patent application (that has not been pending for more than [***] from its earliest priority date) or an issued and unexpired Patent, in each case, which (i) has not been found to be unpatentable, unenforceable or invalid by a court or other governmental agency of competent jurisdiction, in an unappealable decision or a decision that is no longer appealable because the time for filing an appeal has passed, (ii) has not been disclaimed or admitted to be unpatentable, invalid or unenforceable through disclaimer or otherwise (but not through a reissue while the reissue is pending), and (iii) provided that Regulatory Approval has been granted to one or

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more Generic Versions of a Product, prevents the commercialization of each such Generic Version or blocks the entry of all Generic Versions in a jurisdiction in the Territory.
Article II
Grant of Rights
2.1	Grant to Company. Subject to the terms and conditions of this Agreement, Marinus hereby grants Company an exclusive license under the Marinus IP to (a) carry out its rights and obligations set forth in this Agreement, and (b) package, label, import, market, promote, use, sell, offer for sale, research, develop and commercialize (collectively, “Exploit,” or “Exploitation”) the Licensed Products in the Field in the Territory. Marinus retains all rights to Marinus IP except to the extent explicitly granted to Company hereunder. Company may sublicense (through multiple tiers) its rights under Marinus IP to (x) (i) Company Affiliates and (ii) Third Party contractors in connection with the performance of its obligations under this Agreement, in each case (i) or (ii) without requiring prior consent from Marinus, provided that the execution of an agreement or arrangement with any Affiliate or Third Party contractor shall not in any way diminish, reduce or eliminate any of Company’s obligations under this Agreement, and Company shall remain primarily liable for such obligations; and (y) to other Third Parties only upon the prior written consent of Marinus, which consent shall not be unreasonably withheld, conditioned or delayed.
2.2	Disclosure of Know-How. Promptly following the Effective Date, and in any event no later than sixty (60) days from the Effective Date, Marinus shall disclose to Company all Marinus Know-How existing as of the Effective Date that is reasonably necessary for Company to conduct any required Clinical Studies or for obtaining and IND or NDA Approval and consultations with Regulatory Authorities.
2.3	Right of First Refusal. In the event Marinus its Affiliates, or any of their respective licensees or sublicensees intends to file or amend an IND to initiate one or more Marinus Clinical Studies intended to generate clinical data for any indication for a Licensed Product other than in an Initial Indication including [***], Marinus hereby grants Company a right of first refusal to Exploit such Licensed Product in the Territory in accordance with the terms of this Agreement and shall (a) promptly after developing the information required in such notice as set forth below, provide written notice to Company, which notice shall include in reasonable detail a description of the Clinical Study, including [***]which would be studied pursuant to such Clinical Studies, and a summary of any clinical data supporting Marinus’ decision to pursue such Clinical Studies and any information and calculation that Marinus may have showing the reasons that Marinus believes it is commercially desirable to conduct such Clinical Studies, and (b) promptly after completion of a [***] provide Company with a notice of such completion which notice shall include [***] (the “[***]Notice”). Within [***], Company shall notify Marinus as to whether or not it is interested in amending this Agreement to include such new indication in the Field. If Company notifies such interest to Marinus, Company shall have the exclusive right to negotiate with Marinus, and the Parties shall have [***] days, from the date of Marinus’

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receipt of Company’s notice to negotiate in good faith an amendment to this Agreement for Company to obtain the right to commercialize Licensed Products in such indication, including conducting development as part of a global Marinus Clinical Trial, sharing of development costs and any additional milestone or other payments in respect of such indication. If either (x) Company does not notify Marinus of its interest within the time period set forth in this Section 2.4, or (y) if the Parties are not able to reach agreement on an amendment to this Agreement within such [***]day period and either Party terminates negotiations by notice to the other Party after [***] day period, then Marinus will have no further obligation to Company with respect to such indication of Licensed Product and Company will have no rights to commercialize Licensed Product for such indication in the Territory.
Article III
Territory Development
3.1	Know-How Transfer Support. During the term of the Agreement, Marinus shall promptly provide Company with additional Marinus Know-How, to the extent such Marinus Know-How comes to Marinus’ attention (or are reasonably requested by Company) and have not previously been provided to Company. Marinus shall provide reasonable consultation or other assistance as Company may reasonably request to assist Company in becoming familiar with such Know-How in order for Company to undertake Exploitation of the Licensed Products in the Territory or to fulfill its obligations to Marinus, provided that, Company shall reimburse Marinus for all reasonable out-of-pocket external costs reasonably incurred by or on behalf of Marinus in connection with such assignments, consultation and assistance within [***] after receiving Marinus’ invoice therefor.
3.2	Joint Steering Committee. Except as provided below, Company shall have sole authority and control over all matters relating to Exploitation of the Licensed Products in the Territory (including regulatory strategy and execution within the Territory with respect to the Licensed Product), subject to the oversight of the JSC and its subcommittees as set forth in this Section 3.2. Promptly after the Effective Date, the parties shall form a Joint Steering Committee (“JSC”), which shall consist of [***] representatives of each Party, with expertise in such disciplines as clinical development, regulatory affairs, marketing and commercialization. The JSC may, in its discretion, establish (i) a joint development committee (JDC) to leverage synergies, oversee the Development Plan and exchange information with respect to the global development of Licensed Products and (ii) other subcommittees as it deems to be necessary or desirable. The JSC shall be responsible for (a) reviewing and discussing the overall strategy for the Exploitation of the Licensed Products in the Field in the Territory, (b) providing a forum for the discussion and coordination of the Parties’ activities pursuant to this Agreement, (c) directing and overseeing the operation of the JDC and any other joint subcommittee established by the JSC, including resolving any disputed matter of the JDC or other subcommittees. The Development Plans and any amendments thereto and final protocol design shall be subject to the review and approval of the JSC or, at the discretion of the JSC, the JDC. If formed

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by the JSC, the JDC’s responsibilities shall include (a) providing a forum for information sharing, including planned development activities, and communications between the Parties with respect to the development of the Licensed Products in their respective territories; (b) reviewing, discussing and approving the Development Plan and amendments thereto, (c) discussing and determining, with respect to each global Clinical Study for Licensed Product and on an indication-by-indication basis, whether to include clinical sites in the Territory in such Clinical Study and whether to jointly participate in such Clinical Study, and (d) performing such other functions as may be appropriate to further the purposes of the development of the Licensed Products in the Territory, as directed by the JSC. All decisions of the JSC shall be made by unanimous vote, provided, however, that any dispute shall be resolved in the following manner: (a) appropriate senior officers of Marinus and Company shall meet within [***] days and attempt to resolve the dispute, and (b) if the dispute cannot be resolved by the senior officers, then Company shall have the final decision-making authority with respect to all matters pertaining solely to the Exploitation of Licensed Products in the Field in the Territory, provided that Marinus will have final decision-making authority with respect to all matters determined in good faith by Marinus to be reasonably expected to have a material adverse effect on Marinus’ clinical development, registration or commercialization of Licensed Compound (including Licensed Products); and further provided that Company will, acting in good faith, use Commercially Reasonable Efforts to align, where practicable, its Exploitation plan pertaining to the applicable Licensed Product within the Territory with the global commercialization plan of Marinus for the same Licensed Product. The JSC and JDC (if established) shall meet regularly (but in no event less than semi-annually) at such times and locations and in a manner as shall be mutually agreed by the parties. The JSC and JDC shall review and oversee the Development Plan, including protocol design, conduct and monitoring of Clinical Studies in the Territory, regulatory strategy and activities of the Parties to apply for and obtain Regulatory Approvals. The JSC shall review and discuss the commercialization of Products after Regulatory Approval in the Territory. The Parties will use Commercially Reasonable Efforts to coordinate commercialization activities to facilitate consistent marketing, promotional, positioning, and sales approaches with those in other major markets outside the Territory. At least [***] prior to each regularly scheduled meeting of the JSC or JDC, each Party shall provide a proposed agenda of matters to be addressed at the meeting. Minutes shall also be provided of each meeting of the JSC or JDC, which shall include at a minimum: [***].

As soon as reasonably practicable after the Effective Date, each Party will provide the other, in writing, with the name of its “Alliance Manager.”  The Alliance Managers will act as the primary liaison in coordinating the activities under this Agreement including facilitating the communications of the Parties, the JSC and the JDC.

3.3	Development Plan. Within [***] after the Effective Date, the Company shall submit an initial Development Plan to the JSC for its consideration. The JSC or JDC will review and agree on the suitability of any amendments proposed to be made to the Development Plan, which will provide that (a) Company will run separate Company Clinical Studies in the

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Territory (separate from a global or other Marinus Clinical Studies to be conducted in whole or in part in the Territory) specifically as required to support Regulatory Filings in the Territory and will be responsible for managing study operations, qualifications and compliance and submission of clinical study permission and other documentation, and (b) Company shall act as Marinus’ regulatory agent in the Territory for all Company Clinical Studies and be responsible for managing interactions with Regulatory Authorities in the Territory, subject to consultation with and participation of the JSC or JDC.

Each Party shall be responsible for costs associated with completing their corresponding activities in the Development Plan, including conducting Clinical Studies.

3.4	Regulatory Approvals. Company shall be responsible for the preparation of regulatory documents and any other studies, including Company Clinical Studies, necessary to achieve Regulatory Approvals in the Territory. Prior to Product Localization, all Regulatory Approvals filed by Company in the Territory shall be in the name of and owned by Marinus, including PRC import drug licenses, except to the extent required by applicable law such Regulatory Approvals shall be in the name of and owned by Company.
3.5	Product Localization. The Parties agree that Product Localization of a Licensed Product in the Territory may occur if and when they mutually agree that it would be desirable due to then prevailing market conditions or regulatory requirements within the Territory. The JSC (or JDC if formed) shall make all decisions with respect to Product Localization by unanimous agreement. The Parties agree that they do not envision pursuing any consideration of Product Localization of any particular Licensed Product prior to Regulatory Approval being granted in the Territory for such Licensed Product as an imported drug product and availability to the Parties of commercially sufficient manufacturing capacity and infrastructure. Upon mutual agreement of the Parties to pursue Product Localization with respect to a particular Licensed Product, (i) the license grant under Section 2.1 of this Agreement will automatically be amended to provide Company with appropriate manufacturing and other rights within the Territory as are necessary to accomplish the Product Localization, (ii) Marinus will undertake to complete any additional technology transfer and transition activities as are necessary to enable Company to pursue such Regulatory Approvals as are required for Product Localization and to commercially launch such Licensed Product as a domestic drug product (iii) if required by applicable law, Marinus shall assign to Company all Regulatory Filings in the Territory related solely to the applicable localized Licensed Products in the Territory and (iv) if applicable law requires that for a localized Licensed Product an entity incorporated in the Territory serve as the regulatory sponsor and market authorization holder, Company will serve as the regulatory sponsor and market authorization holder within the Territory in relation to such localized Licensed Product to be manufactured in the Territory.
3.6	Engagement of Third Parties. In the course of performing its development obligations under this Agreement, if Company engages Affiliates or Third Parties to perform certain development activities, Company shall (i) inform Marinus of the use and identity of Third

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Parties for the relevant activity, and (ii) obtain contractual undertakings from such Third Party including in particular with respect to quality assurance, compliance with law, and confidentiality which are customary in the pharmaceutical industry for the relevant activity. All development and regulatory activities shall be conducted either directly by Company, a qualified subcontractor of Company (such as a contract research organization), by an Affiliate of Company, or a sublicensee. For clarity, Marinus will manage Clinical Study sites within the Territory for Marinus Clinical Studies conducted outside the Field, provided that in the event that Marinus wishes to conduct such a Clinical Study, Marinus shall notify Company in writing prior to conducting such Clinical Study and the Parties shall discuss and coordinate regulatory activities relating to such Clinical Study on an ongoing basis.
3.7	Development Information.
(a)	General. Each Party will be entitled to (i) receive, keep and use for regulatory and commercialization purposes all clinical protocols, registration applications, and other substantive regulatory documents including, but not limited to, all toxicological and clinical data, and (ii) access and reference all regulatory dossiers and filings, produced by the other Party and its Affiliates, and to the extent the other Party has rights to provide it, by licensees, sublicensees and sub-contractors, pertaining to a Licensed Product. Each Party shall retain ownership and all intellectual property rights to clinical data generated by or for it. For clarity, to the extent permitted under applicable law, Company shall provide to Marinus all Company Development Data and Marinus, including its Affiliates and sublicensees, will have the exclusive right to use and reference such data for development, regulatory and commercialization purposes outside the Territory. For clarity, to the extent permitted by applicable law, Marinus shall provide to Company all Marinus Study Data and Company, including its Affiliates and sublicensees, will have the exclusive right to use and reference such data for Exploitation of Licensed Products in the Territory. For clarity, Company shall only have the right to use all such materials in the Territory and shall not transfer any such materials, other than to Marinus, for use outside the Territory. Marinus shall keep Company reasonably informed of the status of Regulatory Authority review and approval of Regulatory Filings controlled by Marinus with respect to the Licensed Products in the Field outside the Territory and provide all such documents to Company reasonably promptly after Marinus comes to possess such documents. In addition, Marinus undertakes to cooperate with Company’s efforts to maximize the scope and/or period of data exclusivity as permitted by the relevant Regulatory Authorities (in particular NMPA) with respect to Licensed Products in the Territory. Upon a Party’s request, the other Party shall execute and submit such letters of authorization or other instruments as are necessary to effect such rights of reference.

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(b)	Company Regulatory Communications and Filings. With respect to Company Clinical Studies, Company shall (i) permit Marinus to participate with Company in material communications with regulatory officials in the Territory, (ii) immediately (but in no case later than [***] after receipt) inform Marinus, and provide copies to Marinus of any material regulatory communications received by Company, (iii) provide an English summary of final draft Regulatory Filings and an English translation of that portion of such final draft Regulatory Filings solely developed and prepared by Company (the “Independent Portion”) to Marinus for review and comment, which shall be provided within [***], provided that for a final draft clinical study report or protocol, Company shall provide the English translation of the Independent Portion within [***] of the submission of such report or protocol, (iv) Company shall incorporate any comments received from Marinus on draft Regulatory Filings where required under any applicable law and shall consider in good faith any other comments received from Marinus on such Regulatory Filings (v) provide Marinus with a copy of the final Regulatory Filings within [***] of the submission.

With respect to Company Clinical Studies, Company shall (i) inform Marinus during the JSC meetings prospective material communications with regulatory officials in the Territory and (ii) consider in good faith Marinus’ input in preparation for such material communications.

(c)	Notice of Pharmaceutical Side-Effects.
(i)	Marinus and Company will enter into a pharmacovigilance agreement pursuant to which each Party will provide to each other the information necessary to monitor the safety of Licensed Products and to meet in a timely manner, for all countries where either Party has responsibility for the Licensed Products, all regulatory requirements for reporting adverse reactions and adverse events. Prior to the enrollment of the first subject in the first Company Clinical Study in the Territory, the Parties will enter into a pharmacovigilance agreement and quality agreement under usual and customary industry terms. In the event that Company at any time discontinues development of a Licensed Product in the Territory, to the extent permitted under applicable law, Company shall promptly provide to Marinus a copy of all Company Development Data related to that Licensed Product. In order to facilitate data exchange, the Parties will enter into a data agreement within [***] after the Effective Date.
(ii)	Each Party shall forward to the other on a regular basis information on adverse events and any material difficulties associated with clinical use, studies, investigations, tests and prescriptions of Licensed Products.

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(iii)	For the purposes of this Agreement, definitions stated in the ICH documents from E2A (Clinical Safety Data Management Definitions and Standards for Expedited Reporting) and E2C (Clinical Safety Data Management Periodic Safety Update Report for Marketed Drugs) will be used.
(iv)	The Parties will exchange expedited and non-expedited case reports from all sources, changes in product labeling, actions taken by local regulators and other information pertinent to human safety of the Licensed Products. The Parties further agree to prepare a mutually agreeable procedure for sharing safety data.
(d)	Compliance with ICH and GCP. Company and Marinus agree to comply with ICH and GCP guidelines. Company will notify Marinus within [***] of learning that a participant in a Company Clinical Study has failed to comply with GCP standards and will, within [***] after such notice agree upon a plan for audit and GCP breach notifications (if needed) to Regulatory Authorities in and outside the Territory, all as defined in the Quality Agreement.
3.8	Efforts in Development and Commercialization. During the term of this Agreement, Company will use Commercially Reasonable Efforts to obtain Regulatory Approvals for, and after Regulatory Approval, commercialize, [***] in Mainland China.
Article IV
Manufacture and Supply
4.1	Manufacture of Product Candidates and Products. Except to the extent otherwise specifically required by law or government regulations, Marinus will be responsible for timely manufacturing and supplying Licensed Product as necessary for the conduct of Company Clinical Studies and for all commercial purposes in the Territory and Company will purchase all of its clinical and commercial requirements thereof from Marinus.
4.2	Terms of Supply. Marinus will supply to Company Licensed Products pursuant to a written clinical supply agreement and commercial supply agreement to be agreed by the Parties in good faith. All Licensed Products will be supplied [***], provided that, Marinus shall be responsible for completing relevant export clearance procedures and Company shall be responsible for completing relevant import clearance procedures, further provided, that upon the responsible Party’s reasonable request, the other Party shall provide timely support, as reasonably needed, to the responsible Party with respect to export or import clearance, as applicable, of the supplied Licensed Product. The Parties will (a) exercise their Commercially Reasonable Efforts to agree on all other terms and conditions of supply of such Licensed Products, (b) agree upon and enter into a written clinical supply agreement including all such additional terms and conditions shall be agreed by the Parties no later than [***] after the Effective Date; and (c) agree upon and enter into a written commercial supply agreement including all such additional terms and conditions shall be agreed by the Parties no later than [***].

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(a)	Development Supply: Marinus will supply Licensed Product to Company for all Company Clinical Studies (set forth in the Development Plan that has been approved by the JSC) at [***]. Licensed Product may be supplied as labelled for use or un-labelled primary packaged (bulk supply) upon mutual agreement of both Parties.
(b)	Commercial Supply: Commercial Licensed Products will be supplied by Marinus at [***]. Marinus shall invoice Company for the applicable Licensed Product upon delivery in accordance with the supply agreement. Company shall, subject to the terms of the supply agreement, pay the invoiced amounts with respect to such Licensed Product within the timeframe set forth in the supply agreement. Marinus shall supply to Company free-of-charge reasonable and customary quantities of Licensed Products (to be agreed in good faith and in writing by the Parties) for quality assurance purposes and, as agreed by the Parties and to the extent allowed under applicable laws, for use as samples and donations, provided that Company will be responsible for [***]. Licensed Products may be supplied as labelled for use in secondary packaging or un-labelled primary packaged (bulk supply) upon mutual agreement of both Parties.
4.3	Commercial Supply Price Adjustment. [***].
Article V
Commercialization.
5.1	Commercialization Plan. Company shall be responsible for and will use Commercially Reasonable Efforts to commercialize in each Jurisdiction in the Territory each Licensed Product in the Field for which the applicable Regulatory Approval has been granted in such Jurisdiction in the Territory. Company will conduct all commercialization (including compassionate and named patient use programs) of the Licensed Products in the Territory in accordance with the Commercialization Plan for such Licensed Products, at its sole cost and expense, and subject to the terms of this Agreement. Without limiting the foregoing, Company shall achieve the First Commercial Sale of a Licensed Product in Mainland China within [***] after obtaining Regulatory Approval for such Product in Mainland China. Within [***] after submission of an NDA with the NMPA or applicable Regulatory Authority in the Territory, Company shall provide to the JSC a draft Commercialization Plan for review and comment.
5.2	Marketing and Promotion. Company shall have the right to market, sell and distribute Licensed Products in the Field in the Territory. Under no circumstances will Company promote or sell Licensed Products for off label use or seek labeling that describes, names or lists any use outside of the Field, or distribute or sell outside the Territory to sell or transfer to Third Parties for sale or distribution outside of the Territory.
5.3	Competing Products. During the term of this Agreement, each Party agrees that it will not, independently or with or through a Third Party (including through the grant of any license

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or similar rights to a Third Party), develop or commercialize any Competing Product (other than in the case of Company, a Licensed Product) in the Territory. For purposes of this Section 5.3, “Competing Product” shall mean any product, substance or formulation that [***].
5.4	Product Markings. Each Licensed Product marketed and sold by Company under this Agreement shall be marked (to the extent not prohibited by law or regulation): (a) with a notice that such Licensed Product is sold under a license from Marinus and (b) with all Patents and other intellectual property notices relating to Marinus IP as may be required by applicable law.
5.5	Trademarks. Marinus shall cooperate with Company to develop and register trademarks for Licensed Products in the Territory, and Marinus shall own all such trademarks in English (“English Trademarks”) and Company shall own all such trademarks in Chinese/other local languages (“Local Trademarks”) in the relevant jurisdiction in the Territory. Company acknowledges that, to facilitate worldwide brand recognition, Company may, to the extent practicable in Company’s sole discretion, market and sell the Licensed Products under the English Trademarks and/or the same trademarks as those used by Marinus outside the Territory, together with the applicable Local Trademarks in the Territory.
5.6	Commercialization Efforts
(a)	For each Calendar Year following the First Commercial Sale of a Licensed Product in the Territory, no later than January 31st of the following Calendar year, Company will provide to Marinus a report summarizing the commercialization activities performed by or on behalf of Company and its Affiliates and distributors in the Territory for such Licensed Product. Each such report will contain sufficient detail to enable Marinus to assess Company’s compliance with its commercialization diligence obligations set forth in this Agreement.
(b)	Availability to Public. Following the First Commercial Sale of each Licensed Product in a Jurisdiction and until the expiration or termination of this Agreement, Company shall use Commercially Reasonable Efforts to cause the Licensed Product to be reasonably available to the public in such Jurisdiction.
(c)	Pricing and Product Distribution. Company shall set prices for the Licensed Products in the Territory and shall obtain all pricing approvals as may be required and all reimbursement approvals as may be desirable and required. Company shall also be responsible for final packaging and distribution of the Licensed Products in the Territory.
(d)	Each Party agrees that it will not, and will ensure that its Affiliates, subcontractors and distributors will not, either directly or indirectly, promote, market, distribute, import, sell, or have sold any Licensed Products to any Third Party or to any address

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or Internet Protocol address or the like in the other Party’s territory, including via the Internet or mail order. Neither Party will engage, nor permit its Affiliates or distributors/subcontractors to engage, in any advertising or promotional activities relating to any Licensed Products for use directed primarily to customers or other buyers or users of the Licensed Products located in any country or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party’s territory. If a Party or its Affiliates or distributors/subcontractors receive any order for any Licensed Products from a prospective purchaser located in a country or jurisdiction in the other Party’s territory, then such Party will immediately refer that order to the other Party and will not accept any such orders.
5.7	Standard of Conduct. Company shall perform all its commercialization activities in the Territory in an ethical manner and in compliance with applicable laws.
Article VI
Payments
6.1	Up-Front Fee. Within [***] after the Effective Date, Company will pay, or cause to be paid, to Marinus the sum of Ten Million Dollars ($10,000,000).
6.2	Milestone Payments by Company.
(a)	Milestone Payments. Company will make the following payments to Marinus.
Development Milestones	Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	[***]

Commercialization Milestones – to be paid when cumulative Net Sales of specified Licensed Products in a Calendar Year in the Territory first achieve the applicable milestone.
[***]
[***]	$[***]

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[***]	$[***]
[***]	$[***]
[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

(b)	Timing. For clarity, it is possible for more than one milestone to be achieved within a single Calendar Year and Company shall pay Marinus for all milestones achieved in accordance with the terms of this Agreement.
(c)	Payments. Company shall notify Marinus promptly upon the achievement of each Development Milestone or Commercialization Milestone. After the receipt of each such notice provided by Company, Marinus shall submit to Company an invoice for the amount of milestone payment payable thereon. Company shall pay to Marinus the applicable milestone payment within [***] after receipt of the invoice from Marinus.
(d)	All milestone payments are non-creditable and non-refundable and shall be payable only once upon the initial achievement of such milestone event and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone, regardless of how many times such milestone event is achieved or the number of Licensed Products that achieves such milestone event.
6.3	Royalties.
(a)	Earned Royalties. Company will book all sales of all Licensed Products in the Territory and will report those sales to Marinus as specified in this Section 6.3. During the applicable Royalty Term, Company shall pay Marinus tiered royalties as calculated by multiplying the applicable royalty rate set forth in the tables below by the corresponding amount of incremental, aggregated annual Net Sales on a

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Licensed Product-by-Licensed Product and jurisdiction-by-jurisdiction basis in the Territory in a Calendar Year, on annual Net Sales of each Licensed Product, as follows:
[***]
Annual Net Sales	Royalty Rate
Up to $[***] million	[***]%
$[***] million to $[***] million	[***]%
Above $[***] million	[***]%

[***]
Annual Net Sales	Royalty Rate
Up to $[***] million	[***]%
$[***] million to $[***] million	[***]%
Above $[***] million	[***]%

[***]
Annual Sales	Royalty Rate
Up to $[***] million	[***]%
$[***] million to $[***] million	[***]%
Above $[***] million	[***]%

(b)	Royalty Term. Royalties shall be payable by Company, on a Licensed Product-by-Licensed Product and Jurisdiction-by-Jurisdiction basis, on (i) all Net Sales of Licensed Products for compassionate use, expanded access programs or named patient sales (in each case, in accordance with Section 1.56), and (ii) on all other Net Sales of Licensed Products from the First Commercial Sale of each Licensed Product in such Jurisdiction, until the later to occur of (x) the tenth (10th) anniversary of the date of First Commercial Sale of such Licensed Product in such Jurisdiction, (y) the expiration of the last Valid Claim included within the Marinus

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Patents which covers the Licensed Product in such Jurisdiction, or (z) the expiration of all (if any) regulatory exclusivities for the Licensed Product in such Jurisdiction (the “Royalty Term”).
6.4	Taxes. Each Party shall be solely responsible for the payment of all taxes imposed on its income arising from activities of such Party under this Agreement. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of upfront fees, royalties, milestone payments, and other payments made by Company to Marinus under this Agreement. If withholding taxes are imposed on any such payment, Company shall deduct such taxes from the payment made to Marinus. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable laws, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax under this Section 6.4.
6.5	Blocked Currency. If by applicable laws in a Jurisdiction in the Territory, conversion into Dollars or transfer of funds of a convertible currency to the USA becomes materially restricted, forbidden or substantially delayed (collectively, “Restricted”), then Company shall promptly notify Marinus and, thereafter, such Restricted amounts accrued in such Jurisdiction under this Article VI shall be paid to Marinus (or its designee) in such Jurisdiction in local currency by deposit to an account in a local bank designated by Company and to the credit of Company, unless the Parties otherwise agree.
6.6	Royalty Payments and Reports. Beginning with the First Commercial Sale of a Licensed Product, royalties shall accrue on a Calendar Quarter basis, and Company shall within [***] after the end of each Calendar Quarter provide Marinus with a report summarizing the number, description, and aggregate sales of all Licensed Products made and the royalty payable thereon according to Section 6.3, including a description of any offsets or credits deducted from such sales, on a Licensed Product-by-Licensed Product basis during the relevant Calendar Quarter. After the receipt of each royalty report provided by Company, Marinus shall submit to Company an invoice for the amount of royalty payable thereon. Company shall pay to Marinus the royalties for such Calendar Quarter within [***] after receipt of the invoice from Marinus. For any given royalty period, Company shall pay to Marinus the royalty as calculated by multiplying the applicable royalty rate set forth in the Section 6.3 by the corresponding amount of incremental, aggregated annual Net Sales. For clarity, for the royalty payments in each Calendar Quarter, the tiered royalty rates list above apply such that the higher tiered royalty rates only apply to the portion of Net Sales in such Calendar Year that exceed the top threshold of the previous tier. Each statement provided at the end of the fourth quarter of each Calendar Year shall contain a reconciliation of actual royalty payments made during that year and the amount actually owed for such Calendar Year, and if after such reconciliation, Company determines there was an underpayment, the resulting owed amount shall be paid to Marinus at the time of such fourth quarter statement, in accordance with the terms of this Section 6.6. If after such reconciliation, Company determines there was an overpayment, Company may either

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deduct such overpayment from the royalty payment due to Marinus for the next Calendar Quarter or Marinus shall pay to Company the amount of such overpayment within [***] after receiving Company’s invoice therefor.
6.7	Currency; Exchange Rate. All amounts paid under this Agreement shall be paid in Dollars to Marinus by wire transfer to a financial institution to be designated by Marinus. Net Sales by Company or its Affiliates or sublicensees of Licensed Products sold in a currency other than Dollars shall be converted into Dollars using the selling rate of exchange for the currency in which the Net Sales were made as published by the Wall Street Journal, New York, N.Y., U.S.A., for the last Business Day of the quarterly period during which such Net Sales were made. All payments made by Company to Marinus for any reason, including without limitation, milestones, royalties, up-front payments, or payments for supply of Licensed Products, shall be made to Marinus by Company.
6.8	Accounting. Company agrees to keep and maintain such records as it normally generates in the ordinary course of its business for a period of [***] showing the sale, use, and other disposition of Licensed Products sold or otherwise disposed of under the license herein granted. Such records shall be kept in sufficient detail to enable the royalties payable hereunder to be determined. Company further agrees to permit its books and records to be examined by an independent certified public accountant selected by Marinus, at ordinary business hours with reasonable prior notice to Company and consent by Company (not to be unreasonably withheld or delayed), and not more than [***], to the extent necessary to verify reports provided for in Section 6.6. Such examination is to be made under appropriate confidentiality restrictions, at the expense of Marinus, except in the event that the results of the audit reveal an underreporting of royalties due Marinus of [***] or more in any Calendar Year, then the audit costs shall be paid by Company.
6.9	Interest Due. In case of any delay in payment by Company to Marinus not occasioned by Force Majeure, interest on the overdue payment shall accrue at an annual interest rate, compounded annually, equal to [***]. The foregoing interest shall be due from Company without any special notice and shall be in addition to any other remedies that Marinus may have pursuant to this Agreement.
6.10	Generic Version of a Product. [***].
Article VII
Intellectual Property
7.1	Patentable Inventions and Know-How.
(a)	Ownership of intellectual Property. Except as otherwise specifically set forth in this Article VII, any intellectual property including but not limited to data, technical information, methods, processes, techniques, know-how, experience, inventions, discoveries, trade secrets, compositions of matter and methods, whether or not patentable or confidential, and materials, characterized, conceived, developed,

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derived, discovered, generated or identified during the term of and pursuant to the activities conducted under or pursuant to this Agreement and that is solely conceived and/or developed by employees or representatives of a single Party shall be owned by that Party. Inventions jointly conceived and/or developed by Marinus and Company will be jointly owned by Marinus and Company and, subject to the terms of this Agreement, each shall have rights to practice such inventions and the intellectual property associated therewith without need for further consent or approval of the other Party. For clarity, inventorship and ownership for the purpose of patent applications shall be determined in accordance with the patent law of the jurisdiction in which patent applications based on the invention are filed.
(b)	Improvements. Each Party shall keep the other Party fully advised of any Improvements, inventions and know-how relating to any Licensed Product, made by or for that Party or its Affiliates during the term of this Agreement. Company grants to Marinus a paid-up, non-exclusive license to practice Company Improvements for the development and commercialization of Licensed Products outside the Territory and for the manufacture thereof inside and outside the Territory.
(c)	Patent Prosecution.
(i)	Company. Company shall be responsible, at its own expense, for the preparation, filing, prosecution and maintenance of all Patents filed for Company Inventions. All patent applications for Company Inventions shall be filed under the name of Company. Company shall permit Marinus to review and comment on any documents with the relevant patent authorities with respect to Company Inventions and Company Patents. Company grants to Marinus a paid-up non-exclusive license to practice Company Patents for the development and commercialization of Licensed Products outside the Territory and for the manufacture thereof inside and outside the Territory.
(ii)	Marinus. Marinus shall be responsible, at its own expense, for the preparation, filing, prosecution and maintenance of all Marinus Patents and jointly owned Patents. During the term of this Agreement, Marinus will use Commercially Reasonable Efforts to cause each patent application within the Marinus Patents which exist as of the Effective Date in Mainland China to be granted. Marinus shall permit Company to review and comment on any documents with the relevant patent authorities with respect to Marinus Patents or any jointly owned patents.
(iii)	Company Discontinuance. If Company does not intend to file for Patent protection or files for Patent protection for an Company Invention (on a country-by-country basis) or does not wish to continue preparation, prosecution, or maintenance of a Company Patent, then it shall give at least

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[***] advance notice, and in no event less than a reasonable period of time for Marinus to act in its stead, to Marinus of any decision to cease preparation, filing, prosecution and maintenance of that Patent in any jurisdiction (a “Company Discontinued Patent”). In such case, Marinus may elect at its sole discretion to continue preparation, filing and prosecution or maintenance of the Company Discontinued Patent at its sole expense. Discontinuance may be elected on a country-by-country basis or for a patent application or patent series in total.
(iv)	Marinus Discontinuance. If Marinus does not intend to continue preparation, prosecution, or maintenance of a Marinus Patent, then it shall give at least [***] advance notice, and in no event less than a reasonable period of time for Company to act in its stead, to Company of any decision to cease preparation, filing, prosecution and maintenance of that Patent in any jurisdiction (a “Marinus Discontinued Patent”). In such case, Company may elect at its sole discretion to continue preparation, filing and prosecution or maintenance of the Marinus Discontinued Patent at its sole expense. Discontinuance may be elected on a country-by-country basis or for a patent application or patent series in total.
(d)	Cooperation. Each Party will consult with the other Party and will keep the other Party continuously informed of all matters relating to the preparation, filing, prosecution and maintenance of Company Patents and Marinus Patents covered by this Agreement.
(i)	Company shall endeavor in good faith to coordinate its efforts with those of Marinus to minimize or avoid interference with the prosecution of Marinus Patents.
(ii)	To the extent practicable, Company shall provide Marinus with a copy of any Company patent application relating to a Licensed Product, prior to filing the first of such applications in any jurisdiction, for review and comment by Marinus or its designees.
(iii)	Company shall provide, at Marinus’ reasonable request, copies of all material correspondence with the relevant patent office.
(iv)	To the extent practicable, Marinus shall provide Company with a copy of any patent applications within the Marinus Patents, prior to filing the first of such applications in any Jurisdiction, for review and comment by Company or its designees.
(v)	Marinus shall provide, at Company’s reasonable request, copies of all material correspondence with the relevant patent office.

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7.2	Infringement Claims by Third Parties.
(a)	Notice. If the manufacture, use or sale of Licensed Product under the Marinus Patents or the Company Patents results in a claim or a threatened claim by a Third Party against a Party hereto for patent infringement or for inducing or contributing to patent infringement (“Infringement Claim”), the Party first having notice of an Infringement Claim shall promptly notify the other in writing. The notice shall set forth the facts of the Infringement Claim in reasonable detail.
(b)	Third Party Licenses. In the event that practicing under the Marinus Patents in connection with use or sale of the Product in the Territory would infringe a Third Party Patent and a license to such Third Party Patent is available, the parties agree:
(i)	Each Party will bear its own costs associated with acquiring any Third Party license that is required to practice any of the Marinus Patent in the Territory; and
(ii)	Marinus will use Commercially Reasonable Efforts to obtain required licenses under the Third Party’s Patents, with a right to sublicense to Company, under reasonable terms mutually acceptable to both Parties and taking into account any views and comments provided to Marinus by Company.
7.3	Infringement Claims against Third Parties. Each Party shall promptly inform the other of any suspected infringement of any Marinus Patent(s) by a Third Party. Company or Marinus shall have the right to institute an action for infringement of the Marinus Patent(s) in the Territory against a Third Party in accordance with the following:
(a)	If the Parties agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally and any recovery or settlement shall be shared fifty percent to Marinus and fifty percent to Company. Marinus and Company shall work together to manage such litigation with Company having the primary responsibility for controlling such suits. Marinus may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by Marinus.
(b)	In the absence of an agreement to institute a suit jointly as provided in (a) above, Company shall have the first right, but not the obligation, to institute suit and, at its option, let Marinus join as a party plaintiff. Company shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement.
(c)	In the absence of an agreement to institute a suit jointly as provided in (a) above, and if Company notifies Marinus that it has decided not to institute a suit as provided in (b) above, Marinus may institute suit, and, at its option, let Company

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join as a party plaintiff. Marinus shall bear the entire cost of such litigation including attorneys’ fees and shall be entitled to retain the entire amount of any recovery or settlement.
(d)	Should either Party commence a suit under the provisions of Section 7.3 and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be agreed upon between the Parties in advance of such continuation.
7.4	Patent Term Extensions. The Parties shall cooperate in good faith with each other in gaining patent term extension wherever applicable to Marinus Patents and Company Patents covering Licensed Products.
(a)	Company and Marinus shall each determine which of its Patents shall be extended.
(b)	All filings for such extension shall be made by the Party responsible for prosecution and maintenance of the Patent, provided, however, that in the event that the Party who is responsible for prosecution and maintenance of the Patent elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file, and (ii) grant the other Party the right to file for such extension.
Article VIII
Representations, Warranties and Covenants
8.1	Marinus represents, warrants and covenants:
(a)	Authorization. Marinus is duly organized and validly existing under the laws of the country of its incorporation. This Agreement has been duly executed and delivered by Marinus and constitutes the valid and binding obligation of Marinus, enforceable against Marinus in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Marinus, its officers and directors.
(b)	Marinus IP. Marinus has the right under the Marinus IP to grant the licenses to Company as purported to be granted pursuant to this Agreement.
(c)	No Conflict. The execution, delivery and performance of this Agreement by Marinus does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and, to its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it. Marinus has not granted

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(and shall not grant) any right to any Third Party under the Marinus IP that would conflict with the rights granted to Company hereunder.
(d)	Information. All information and data disclosed to Company by Marinus relating to the Licensed Product, and the information and data generated in the performance by or on behalf of Marinus of the development activities relating to the Licensed Product before the Effective Date is, at the time of its disclosure to Company, true and accurate in all material respects.
(e)	No Infringement. To Marinus’ knowledge and based on its current understanding of the Licensed Compounds and Licensed Products and their use, the development, use or sale of any Licensed Compound or Licensed Product pursuant to this Agreement does not and will not infringe, misappropriate or violate any intellectual property rights of any Third Party, and Marinus is not aware of any pending patent application that, if validly issued, would be infringed by the development, manufacture, use or sale of any Licensed Compound or Licensed Product pursuant to this Agreement. No claim or action has been brought or, to Marinus’ knowledge, threatened in writing by any governmental authority or Third Party and there exists no valid basis for any claim (i) that the use of any Marinus Trademark in connection with the commercialization, marketing and sale of a Licensed Product violates the rights of a Third Party or (ii) currently challenging the enforceability or validity of any Marinus Trademark.
(f)	Upstream Licenses. (i) Schedule 1.69 sets forth a complete and accurate list of all Upstream Licenses in effect as of the Effective Date, Marinus has provided Company with a true, complete and correct copy of each Upstream License, and each Upstream License is in full force and effect; (ii) no written notice of default or termination has been received or given under any Upstream License, and to Marinus’ knowledge, there is no act or omission by Marinus that would provide a right to terminate any Upstream License; (iii) during the term of this Agreement: (1) Marinus shall remain in compliance in all material respects with each Upstream License and shall not terminate, amend, waive or otherwise modify (or consent to any of the foregoing) its rights under any Upstream License in any manner that would materially adversely affect the rights or licenses granted to Company hereunder or increases or generates any new payment or other obligation under any Upstream License that would apply to Company, without Company’s express written consent; and (2) other than the payment obligation of Company as part of the definition of COGS, Marinus shall be solely responsible for any and all payments payable to the respective Upstream Licensors under each applicable Upstream License.
8.2	Company represents, warrants and covenants:

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(a)	Authorization. Company is duly organized and validly existing under the laws of the country of its incorporation. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Company, its officers and directors.
(b)	No Conflict. The execution, delivery and performance of this Agreement by Company does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and, to its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it. Company is not subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the transactions contemplated by this Agreement.
8.3	NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE LIMITED WARRANTIES CONTAINED IN THIS ARTICLE ARE THE SOLE WARRANTIES GIVEN BY THE PARTIES AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, INFRINGEMENT OR OTHERWISE, AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY COMMON LAW, STATUTE OR OTHERWISE ARE HEREBY DISCLAIMED BY BOTH PARTIES.
Article IX
Confidentiality
9.1	Confidentiality. During the term of this Agreement, and for a period of [***] thereafter, each Party shall keep all Confidential Information received from the other Party confidential and shall not disclose nor use such Confidential Information without the other Party’s written consent except to the extent contemplated by this Agreement. This restriction shall not, however, prevent disclosure of the Confidential Information if and to the extent that disclosure is required by law, provided that the disclosing Party informs the other Party without delay of any such requirement, in order to allow such other Party to object to such disclosure and to seek an appropriate protective order or similar protection prior to disclosure.
9.2	Exceptions. The above obligations shall not apply or shall cease to apply to any Confidential Information which:

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(a)	is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;
(b)	is known by the receiving Party at the time of receiving such information, as evidenced by its written records;
(c)	is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;
(d)	is independently developed by the receiving Party without any breach of this Section 10; or
(e)	is the subject of a written permission to disclose provided by the disclosing Party.
9.3	Permitted Disclosures. Confidential Information may be disclosed for the purpose of filing, prosecuting and maintaining patents and patent applications and for obtaining regulatory approvals and research, development, commercialization, the packaging, labeling, manufacture (upon Product Localization), marketing, distribution or sale of Licensed Products, and to employees, agents, consultants, licensors, sublicensees, subcontractors, or suppliers of the recipient Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if such individuals are required by law, contract or otherwise not to use or disclose such information except as permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, sublicensees or suppliers do not disclose or make any unauthorized use of the Confidential Information.
9.4	Disclosure of Agreement. Except as required by law, neither Company nor Marinus shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement or concerning their cooperation without the prior written consent of the other, which consent will not be unreasonably withheld, conditioned or delayed; provided; however that either Party may disclose the terms of this Agreement to the extent required to comply with applicable laws, including without limitation the rules and regulations promulgated by the U.S. Securities and Exchange Commission or similar regulatory authorities in other jurisdictions. Notwithstanding any other provision of this Agreement, each Party may disclose the terms of this Agreement to lenders, investment bankers, financial advisors and other financial institutions of its choice solely for purposes of financing the business operations of such Party, or to potential investors in or acquirers of such Party either (i) upon the written consent of the other Party or (ii) if the disclosing Party uses Commercially Reasonable Efforts to obtain a signed confidentiality agreement with such intended recipient with respect to such information, upon terms substantially similar to those contained in this Section.

The Parties agree that the material financial terms of the Agreement shall be considered the Confidential Information of both Parties. Notwithstanding the foregoing, the Parties

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must agree upon the initial press release(s) to announce the execution of this Agreement; thereafter, both Parties may each disclose to Third Parties the information contained in such press release(s) without the need for further approval by the other.

9.5	Employees. The Parties shall undertake to ensure that all their employees who have access to Confidential Information of the other Party are under obligations of confidentiality fully consistent with those provided in this Article.
Article X
Term and Termination
10.1	Term
(a)	Term. The term of this Agreement shall extend for so long as royalties are payable pursuant to Section 6.3(b) of this Agreement anywhere in the Territory, unless earlier terminated in accordance with this Agreement. Upon the expiration of the Royalty Term for a Licensed Product in a jurisdiction, the licenses granted to Company by Marinus under this Agreement to Exploit such Licensed Product in such jurisdiction shall be fully paid-up, perpetual, irrevocable and exclusive.
(b)	Accrued Obligations. Except where explicitly provided elsewhere herein, termination of this Agreement for any reason, or expiration of this Agreement, will not affect: (i) obligations, including the payment of any royalties or other sums which have accrued as of the date of termination or expiration, and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement.
10.2	Termination for Convenience. Company shall have the right to terminate this Agreement in its entirety for any or no reason upon [***] written notice to Marinus, provided [***].
10.3	Termination for Insolvency. Either Party may terminate this Agreement immediately upon delivery of written notice to the other Party (a) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other Party’s debts, provided, however with respect to involuntary proceedings, that such proceedings are not dismissed within [***] (b) upon the other Party’s making an assignment of substantially all of its assets for the benefit of creditors; or (c) upon the other Party’s dissolution or ceasing to do business.
10.4	Material Breach. Each Party shall have the right to terminate this Agreement upon written notice to the other Party if such other Party materially breaches this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail (herein, “Breach Notice”), fails to cure such material breach within [***]. Notwithstanding the foregoing, if the alleged breaching Party disputes the existence or materiality of the alleged breach or asserts it has cured such breach, the other Party shall not have the right to terminate this Agreement unless and until it is determined in

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accordance with Article 12 that the alleged breaching Party has materially breached this Agreement and fails to cure such breach within [***], or in the case of an assertion that the alleged breach Party has cured such breach, upon determination that such Party has not cured such breach.
10.5	Patent Challenge. Except to the extent unenforceable under the applicable law, Marinus may terminate this Agreement by providing written notice of termination to Company if Company or its Affiliates or sublicensees (individually or in association with any Person) contests or assists a Third Party in contesting the scope, validity, or enforceability of any Marinus Patent anywhere in the world in any court, tribunal, arbitration proceeding, or other proceeding, including the U.S. Patent and Trademark Office and the U.S. International Trade Commission (a “Patent Challenge”); provided, however, that Marinus shall not have the right to terminate this Agreement under this Section 10.5 if (a) [***], (b) [***], or (c) [***].
10.6	Effect of Termination.
(a)	Upon the termination of this Agreement, the rights granted under this Agreement shall be treated as follows:
(i)	In the event of a termination by Marinus under Sections 10.3 through 10.5, all licenses to Company under this Agreement shall terminate subject to the terms and conditions of this Section 10.6.
(ii)	In the event of a termination of this Agreement by Marinus pursuant to any of the Sections 10.3 through 10.5, the parties shall cooperate to ensure that the development and commercialization of Licensed Products in the Territory continues without unreasonable delay resulting from the transfer of rights back to Marinus. In particular, Company shall grant to Marinus a paid-up, worldwide, royalty-free, non-exclusive license with right to sublicense under all Company Technology, preclinical and clinical data and regulatory documents in its control to Exploit Licensed Products (which detailed terms shall be negotiated in good faith and agreed between the Parties prior to such termination), and shall, to the extent permitted under applicable law, promptly assign or cause to be assigned to Marinus, or its designee, every granted or pending government approval, clearance, registration or permit relating to the Licensed Products obtained by Company in the Territory. In the event such assignment is not permitted by law, Company will cooperate in the cancellation of such government approval, clearance, registration or, to the extent permitted under applicable law, permit standing in its name and the reissuance of such government approval, clearance, registration or permit to Marinus or its designee. Company shall, to the extent permitted under applicable law, take all such other reasonable actions and execute such other reasonable instruments,

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assignments and documents as may be necessary to effect the transfer of rights hereunder to Marinus.
(b)	Exclusive Distribution. In the event of a termination of this Agreement by Marinus pursuant to any of the Sections 10.3 through 10.5, until such time as all Regulatory Approvals with respect to the Licensed Products in the Territory have been assigned and transferred to Marinus or its designee, Marinus may, in its absolute discretion, either (a) purchase and Company will sell to Marinus any and all salable inventory of Licensed Product held by Company or its Affiliates as of the effective date of termination with respect to the Licensed Products at a price equal to [***], or (b) allow Company to sell such inventory under the rights granted under Section 2.1; provided, however, that Company’s obligations under this Agreement with respect to all the Products that Company sells, including the obligation to remit royalty payments to Marinus hereunder, will continue in full force and effect during such period.
(c)	Assignment and Disclosure. In the event of a termination of this Agreement by Marinus pursuant to any of the Sections 10.3 through 10.5, Company shall, to the extent permitted under applicable law, upon the request of Marinus, (i) assign and transfer to Marinus or its designee all of Company’s rights, title, and interests in and to all Company Clinical Study agreements and distribution agreements (to the extent assignable and not cancelled), confidentiality and other agreements, data and other Know-How (including commercial information) in Company’s Control, in each case, solely to the extent relating to the Licensed Products and that are necessary or useful for the development or commercialization of the Licensed Products in the Territory, (ii) disclose to Marinus or its designee all documents, records, and materials solely related to the Licensed Products that are controlled by Company or that Company is able to obtain using reasonable efforts, and that embody the foregoing; and (iii) assign and transfer to Marinus or its designee all of Company’s rights, title, and interests in and to any promotional materials, training materials, medical education materials, packaging and labeling, and all other literature or other information related solely to the Licensed Products and copyrights and any registrations for the foregoing.

To the extent that any agreement or other asset described in this Section 10.6(c) is not assignable by Company, then such agreement or other asset will not be assigned, and upon the request of Marinus, Company will use Commercially Reasonable Efforts to allow Marinus to obtain and to enjoy the benefits of such agreement or other asset, without additional payment therefor, in the form of a license or other right to the extent Company has the right and ability to do so.

(d)	Know-How Transfer Support. In the event of a termination of this Agreement by Marinus pursuant to any of the Sections 10.3 through 10.5 in furtherance of the assignment of Know-How pursuant to Clause (c) above, Company will for a period

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of [***] from the effective date of termination of this Agreement, provide such reasonable consultation or other assistance as Marinus may reasonably request to assist Marinus in becoming familiar with such Know-How in order for Marinus to undertake further Exploitation of the Licensed Products in the Territory, provided that, Marinus shall [***] within [***] after receiving Company’s invoice therefor.
(e)	Ongoing Clinical Studies. In the event of a termination of this Agreement by Marinus pursuant to any of the Sections 10.3 through 10.5, to the extent permitted under applicable laws, if, as of the effective date of the termination, Company or any of its Affiliates is conducting any Company Clinical Studies for the Licensed Products, then, at Marinus’ election on a Clinical Study-by-Clinical Study basis, Company will reasonably cooperate, and will ensure that its Affiliates reasonably cooperate, with Marinus to transfer the conduct of such Clinical Study to Marinus or its designees.
(i)	If Marinus so elects and to the extent permitted under applicable laws, then Company will continue to conduct such Clinical Study, at Marinus’ cost, to enable such transfer to be completed without interruption of any such Clinical Study (including the assignment of all related Regulatory Filings and investigator and other agreements related to such Clinical Studies). Marinus will assume any and all liability for the conduct of such transferred Clinical Study after the effective date of such transfer (except to the extent arising prior to the transfer date or from any willful misconduct or negligent act or omission by Company, its Affiliates or their respective employees, agents and contractors). Company will provide such knowledge transfer and other training, at Marinus’ cost, to Marinus or its designee as reasonably necessary for Marinus or such designee to continue such Clinical Study.
(ii)	If Marinus does not elect to assume control of any such Clinical Studies for the Products, then Company will, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down the conduct of any such Clinical Study in an orderly manner.
(f)	Ongoing Obligations.
(i)	Upon expiration or termination of this Agreement for any reason, each Party shall immediately return to the other Party or delete or destroy all relevant records and materials in such Party’s possession or control containing any Confidential Information disclosed by the other Party; provided that such Party may keep one copy of such materials for archival purposes only subject to continuing confidentiality obligations.
(ii)	In the event of a termination of this Agreement by Marinus pursuant to any of the Sections 10.3 through 10.5, subject to the terms and conditions of this Section 10.6, Company shall, to the extent permitted under applicable

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law, deliver to Marinus all data and information (including registration dossiers) obtained for or in pursuing Regulatory Approvals, and all Regulatory Approvals to Marinus or its designee in the Territory as permitted under the applicable law for Licensed Products in the Territory received as of such termination date.
(g)	Termination by Company. Notwithstanding anything to the contrary, upon the termination of this Agreement by Company pursuant to Section 10.3 or Section 10.4, all of the provisions of Section 10.6 shall apply, except that to the extent Company is obligated to perform under any of the provisions of Section 10.6 Marinus shall reimburse Company for all reasonable costs incurred by Company in connection with such performance, including both its reasonable external costs plus its reasonable internal costs.
(h)	Survival. The following provisions shall survive the termination or expiration of this Agreement for any reason: Article I (Definitions), Sections 6.2(c) and Section 6.2(d) (solely to the extent applicable with respect to a payment obligation that accrued prior to expiration or termination), Section 6.4 through Section 6.10 (solely to the extent applicable with respect to a payment obligation that accrued prior to expiration or termination), Section 7.1(a) (Ownership of Intellectual Property), the second sentence of Section 7.1(b) (Improvements), Section 8.3 (No Other Warranties), Article IX(Confidentiality) (for the time period set forth therein), Section 11.1 through Section 11.3 (Indemnification), the second sentence of Section 10.1(a) (solely in the event of expiration as set forth in that sentence and not in the event of earlier termination), Section 10.1(b)(ii), Section 10.6 (Effect of Termination), Article XII (Dispute Resolution) and Article XIII (Miscellaneous) except for Section 13.7.
Article XI
Indemnification and Insurance
11.1	Indemnification by Marinus. Marinus will indemnify, defend and hold Company and its Affiliates, and its and their respective employees, officers, agents and directors harmless against any loss, damages, action, suit, claim, demand, liability, or expense (the “Loss”) to the extent resulting from any Third Party claim to the extent such Loss is based on or arises out of (a) the development, use, sale, storage or handling of a Licensed Product by Marinus or its Affiliates or their representatives, agents or subcontractors, or any actual violation of law resulting therefrom; (b) the negligent or willful misconduct of Marinus’ acts with respect to the manufacture or supply of Licensed Products to Company; or (c) the material breach by Marinus of any of its covenants, representations or warranties set forth in this Agreement; provided however, that the foregoing indemnification shall not apply to any Loss to the extent such Loss arises out of any claim for which Company has an obligation to indemnify Marinus under Section 11.2.

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11.2	Indemnification by Company. Company will indemnify, defend and hold Marinus and its and Affiliates, and its and their respective employees, officers, agents and directors harmless against any Loss to the extent resulting from any Third Party claim to the extent such Loss is based on or arises out of:
(a)	the development, use, sale, storage or handling of a Licensed Product by Company or its Affiliates or their representatives, agents or subcontractors under this Agreement, or any actual violation of law resulting therefrom; or
(b)	the material breach by Company of any of its covenants, representations or warranties set forth in this Agreement;

provided however, that the foregoing indemnification shall not apply to any Loss to the extent such Loss arises out of any claim for which Company has an obligation to indemnify Marinus under Section 11.1.

11.3	Claims Procedures. Each Party entitled to be indemnified by the other Party (an “Indemnified Party”) pursuant to Section 11.1 or Section 11.2 hereof shall give notice to the other Party (an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume and have the sole control of the defense of any such claim or any litigation resulting therefrom; provided that:
(a)	counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such Party’s expense; and
(b)	the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that the failure to give notice did not result in harm to the Indemnifying Party.
(c)	no Indemnifying Party, in the defense of any such claim or litigation, shall, except with the approval of each Indemnified Party, which approval shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement which (i) would result in injunctive or other relief being imposed against the Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
(d)	Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

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11.4	Compliance. The Parties shall comply fully with all applicable laws and regulations, including without limitation, China Data Protection Laws, in connection with their respective activities under this Agreement and agree to enter into a comprehensive data protection agreement within [***] after the Effective Date.
11.5	Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement during the term of this Agreement. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request. The Parties agree that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article XI or other obligations under this Agreement.
Article XII
Dispute Resolution; Governing Law
12.1	Objective. The Parties recognize that disputes as to matters arising under or relating to this Agreement or either Party’s rights and obligations hereunder may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article XII to resolve any such dispute if and when it arises.
12.2	Resolution by [***]. Except as otherwise provided in Section 3.2, if an unresolved dispute as to matters arising under or relating to this Agreement or either Party’s rights and obligations hereunder arises, either Party may refer such dispute to the [***] of the Parties, who shall meet in person or by telephone within [***] after such referral to attempt in good faith to resolve such dispute. If such dispute cannot be resolved by discussion [***] within such [***] period, or such other time period as the Parties may agree in writing, such dispute shall be resolved in accordance with Section 12.3.
12.3	Arbitration.
(a)	If the Parties do not resolve a dispute as provided in Section 12.2, and a Party wishes to pursue the matter, the dispute shall be resolved by binding arbitration administered by the Hong Kong International Arbitration Center (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in effect at the time the notice of arbitration is submitted, which Rules are deemed to be incorporated by reference into this clause. Judgment on the arbitration award may be entered in any court having jurisdiction thereof.
(b)	There shall be three (3) arbitrators. The place of arbitration shall be Hong Kong, and all proceedings and communications shall be in English. Either Party may, without waiving any remedy under this Agreement, seek from any court having

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jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.
12.4	Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder shall be governed and construed in accordance with the laws of New York, exclusive of its conflicts of laws principles.
Article XIII
Miscellaneous Provisions
13.1	Waiver. The failure on the part of Company or Marinus to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the Party against whom such waiver is to be asserted.
13.2	Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, pandemic, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected Party.
13.3	Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, NON-COMPENSATORY, PUNITIVE, EXEMPLARY, MULTIPLIED, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND OR FOR ANY LOST PROFITS, LOST SALES, LOST REVENUE OR LOSS OF USE IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN INFORMED OF OR IS AWARE OF THE POSSIBILITY OF ANY SUCH DAMAGES IN ADVANCE; provided, however, that this Section 13.3 shall not be construed to limit (i) either Party’s indemnification obligations under Article XI or (ii) liabilities arising from a Party’s breach of its obligations under Article IX.
13.4	Severability. It is the intention of the Parties to comply with all applicable laws domestic or foreign in connection with the performance of its obligations hereunder. In the event that any provision of this Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Agreement will be binding on the Parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and the Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

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13.5	Government Acts. In the event that any act, regulation, directive, or law of a government, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of Company or Marinus under this Agreement, the Parties shall enter into good faith negotiations to make such modifications to this Agreement as may be necessary to fairly address the impact thereof.
13.6	Government Approvals. Each Party shall use Commercially Reasonable Efforts to obtain any government approval required to enable this Agreement to become effective, or to enable any payment hereunder to be made, or any other obligation hereunder to be observed or performed. Each Party will keep the other informed of progress in obtaining any such approvals.
13.7	FCPA. The Parties agree to strictly abide by the Foreign Corrupt Practices Act of 1977 (“FCPA”) of the USA and any applicable anti-bribery or anti-corruption laws in relevant Jurisdictions in the Territory. The Parties will not offer, pay, promise to pay or authorize to pay any money, make any gift or provide anything of value to the following persons when such payment, gift, offer or promise is made for the purpose of obtaining or accelerating to obtain or retaining Regulatory Approval, or promoting the commercial sale of the Licensed Products, or securing any improper advantage:
(a)	any governmental, legislative or judicial official or any candidate for such position in the PRC, the USA or any other countries of the world;
(b)	any political party or political party official or any candidate for such political office; or
(c)	any person while knowing or having reason to know that all or any portion of any payment or gift will be offered, given or promised directly or indirectly to any of the above.
13.8	Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, without the consent of the other Party to any of its Affiliates, if the assigning Party guarantees the full performance of its Affiliates’ obligations hereunder, and either Party may assign this Agreement, without the consent of other Party in connection with the transfer or sale of all or substantially all of its assets or business or in the event of its merger or consolidation with another company. In all cases the assigning Party shall provide the other Party with prompt notice of any such assignment. Any purported assignment in contravention of this Section 13.8 shall, at the option of the non-assigning Party, be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder.
13.9	Performance by Affiliates. Each Party may discharge any obligations (other than the payment obligations set forth under Article 6) and exercise any right hereunder through any of its Affiliates (for so long as such entity remains an Affiliate), without notice to and

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without consent from, the other Party, and each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.
13.10	Counterparts. This Agreement may be executed in duplicate, both of which shall be deemed to be originals, and both of which shall constitute one and the same Agreement.
13.11	No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between Company and Marinus. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale of Licensed Products shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party.
13.12	Notice. All notices, consents or waivers under this Agreement shall be in writing and will be deemed to have been duly given when (a) scanned and converted into a portable document format file (i.e., pdf file), and sent as an attachment to an e-mail message, as of the date when such message is received, as evidenced by a return e-mail sent by recipient confirming receipt, provided that a copy is promptly sent by an internationally recognized overnight delivery service (receipt requested) (although the receipt of the return e-mail message confirming receipt shall be when the notice is deemed to have been given), or (b) sent by internationally recognized overnight courier, the earlier of (i) when received by the addressee or (ii) five (5) days after it was sent, if sent by overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case, (a) or (b), as applicable, to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a Party may designate by notice):

If to Marinus, at:

Marinus Pharmaceuticals, Inc.

5 Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

Attention: General Counsel

If to Company, at:

BCPE Tenet CNS Cayman, Ltd.

200 Clarendon Street

Boston, MA 02116

USA

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Attn: [***]

[***]

[***]

13.13	Interpretation. The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “including” and similar words means including without limitation. The word “or” means “and/or” unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.
13.14	Authority. The undersigned represent that they are authorized to sign this Agreement on behalf of the Parties hereto. The Parties each represent that no provision of this Agreement will violate any other agreement that such Party may have with any other person or company. Each Party has relied on that representation in entering into this Agreement.
13.15	Entire Agreement. This Agreement, including the Schedules and Exhibit appended hereto, contains the entire understanding of the Parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Marinus Pharmaceuticals, Inc.

By:

Title:

Date:

Tenacia Biotechnology (Shanghai) Co., Ltd.

By:

Title:

Date:

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Schedule 1.51

Marinus Patents

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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Schedule 1.67

Territory Development Plan

To be added upon approval by the Joint Steering Committee

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Schedule 1.69

Upstream Licenses

[***]

[***]

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Exhibit A

[***]

[***]